Exhibit 13.1

Annual Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Grupo Simec, S.A.B. de C.V. (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The Annual Report on Form 20-F for the year ended December 31, 2013 of the Company, as filed with the Securities and Exchange Commission on May 15, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2014

/s/ Luis Garcia Limón

Luis Garcia Limón
Chief Executive Officer

/s/ Mario Moreno Cortez

Mario Moreno Cortez
Coordinator of Finance